                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         COMMUNITY FINANCIAL GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                         COMMUNITY FINANCIAL GROUP, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                         COMMUNITY FINANCIAL GROUP, INC.


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 13, 1998



Notice is hereby given that the Annual Meeting of Shareholders of Community Financial Group, Inc. ("the Company") will be held May 13, 1998 at 10:00 a.m. (Local Time), at the Company's main office in the L & C Tower, 3rd Floor, 401 Church Street, Nashville, Tennessee 37219. The meeting will be held for the following reasons:

     1. To elect nine (9) Directors as follows: (a) three (3) Directors to serve a three-year term, three (3) Directors to serve a two-year term and three (3) Directors to serve a one-year term, or until their successors are elected and qualified, or (b) if Proposal 2 is not approved, nine (9) Directors to serve a one-year term or until their successors are elected and qualified; and

     2. To approve the amendment of the Charter to provide for the classification of the Board of Directors and related matters; and

     3. To transact such other business as may properly be brought before the Annual Meeting, or any adjournment thereof.

The Board of Directors has fixed the close of business on March 18, 1998, as the record date for determining those shareholders who will be entitled to notice of and to vote at the meeting and any adjournments thereof.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY. YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED AS PROVIDED IN THE PROXY STATEMENT.

Your attention is directed to the Proxy Statement accompanying this notice for a more complete statement regarding matters to be acted upon at the meeting.



                                     BY ORDER OF THE BOARD OF DIRECTORS


                                     -------------------------------------
                                     Joan B. Marshall, Corporate Secretary


Nashville, Tennessee
March 27, 1998

                                 PROXY STATEMENT
                                     FOR THE
                         ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                         COMMUNITY FINANCIAL GROUP, INC.
            L&C TOWER, 401 CHURCH STREET, NASHVILLE, TENNESSEE 37219

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Community Financial Group, Inc. ("the Company") for use at the Annual Meeting of Shareholders of the Company, to be held at the Company's main office on the Third Floor, L & C Tower, 401 Church Street, Nashville, Tennessee, at 10:00 a.m. (Local Time), on May 13, 1998, and at all adjournments thereof. The presence in person or by proxy of holders of a majority of the outstanding shares of the common stock entitled to vote at the Annual Meeting constitutes a quorum for the purpose of transacting business at the meeting.

This Proxy Statement and the Annual Report of the Company for the Fiscal year ended December 31, 1997 were first mailed to shareholders on or about March 27, 1998, to shareholders of record as of March 18, 1998.

                               PURPOSE OF MEETING

At the Annual Meeting, the shareholders will be asked to:

     1. To elect nine (9) Directors as follows: (a) three (3) Directors to serve a three-year term, three (3) Directors to serve a two-year term and three (3) Directors to serve a one-year term, or until their successors are elected and qualified, or (b) if Proposal 2 is not approved, nine (9) Directors to serve a one-year term or until their successors are elected and qualified; and

     2. To approve the amendment of the Charter to provide for the classification of the Board of Directors and related matters; and

     3. To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

                       GENERAL PROXY STATEMENT INFORMATION
                    OUTSTANDING SECURITIES AND VOTING RIGHTS

There were issued and outstanding __________shares of the Company's common stock on March 18, 1998, which has been fixed as the record date for purposes of determining shareholders entitled to notice of, and to vote at, the Annual Meeting. Only holders of the Company's common stock will be entitled to vote, and may vote, in person or by proxy, one vote for each share of common stock held of record on the books of the Company as of the record date, on any matter submitted to a vote of the shareholders. There is no provision for cumulative voting. If a properly executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by the proxy will be considered present at the meeting for purposes of determining a quorum, but will not be considered to have been voted in favor of such matters. Any broker non-votes will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for calculating the vote on such matters.

                             REVOCABILITY OF PROXIES

A proxy for use at the Annual Meeting is enclosed. Any shareholder who executes and delivers such proxy has the right to revoke it at any time before it is exercised by filing with the Corporate Secretary a written statement revoking the proxy, or a duly executed proxy bearing a later date. In addition, the powers of the proxy holders will be revoked if the person executing the proxy is present at the meeting and elects to vote in person.

Subject to such revocation, all shares represented by a properly executed proxy received in time for the Annual Meeting will be voted by the proxy holders, in accordance with the instructions on the proxy. In the absence of contrary instructions, the shares represented by proxy will be voted FOR the election of directors described herein under the "Election of Directors"; "FOR" the approval of the Charter Amendment providing for classification of the Board of Directors and other related matters; and at their discretion on any other items as may be properly brought before the meeting.

                             SOLICITATION OF PROXIES

This solicitation of proxies is being made by the Board of Directors of the Company. The expense of preparing, printing and mailing these proxy materials will be borne by the Company. It is contemplated that proxies will be solicited principally through the use of mail, but officers, directors and employees of the Company may solicit proxies personally or by telephone, without receiving special compensation. Although there is no formal agreement to do so, The Company may reimburse banks, brokerage houses, depositories and custodians, nominees and fiduciaries for mailing proxy materials to their principals.


                                 STOCK OWNERSHIP

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                             AS OF JANUARY 31, 1998

The following table sets forth information as to the beneficial ownership of each person known to the Company to own more than 5% of the outstanding common stock as of January 31, 1998. The Company currently has warrants outstanding that are presently exercisable and that expire on 12/31/98. The tables do not reflect any shares that could be purchased upon the exercise of such warrants.


      Name and Address of                           Amount/Nature of
      Beneficial Owner                              Beneficial Owner                      % of Class*
      ----------------                              ----------------                      -----------

      Leon Moore                                     255,512                                11.546%
      2229 Nashville Pike                         Individual, Trust
      Gallatin, TN  37066                        and Corporate Ownership


*Percentage based on 2,212,915 shares outstanding as of January 31, 1998.

Includes 228,804 shares held directly by Mr. Moore, 8,617 shares held by The Leon Moore Family Trust of which Mr. Moore serves as co-trustee, and 18,091 shares owned a corporation of which Mr. Moore is a shareholder, director, and chief executive officer.

  SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS AS OF JANUARY 31, 1998


The following table reflects shares of Common Stock beneficially owned (or deemed to be beneficially owned pursuant to the rules of the Securities and Exchange Commission) by each current director, executive officers included in the Summary Compensation Table, and directors and executive officers as a group. Percentage based on 2,212,915 shares outstanding at January 31, 1998, increased by the 69,300 shares subject to employee stock options referred to herein.



   Name of                             Amount/Nature of           %
   Beneficial Owner                    Beneficial Owner        of Class           Principal Occupation
   ----------------                    ----------------        --------           --------------------

   J. B. Baker                              32,537               1.426%           President & CEO
                                                                                  Volunteer Express, Inc.

   Anne J. Cheatham                         12,365(1)             .542%           Senior Vice President
                                                                                  Community Financial Group, Inc.

   Julian C. Cornett                        29,399(1)            1.288%           Executive Vice President
                                                                                  Community Financial Group, Inc.

   Jo D. Federspiel                          7.823                .343%           President
                                                                                  Deason International, Inc.

   Richard H. Fulton                        39,175(2)            1.717%           Chairman
                                                                                  Fulton,Moore, Fosbinder & Palk

   Mack S. Linebaugh, Jr.                   59,343(1)            2.600%           Chairman, President & CEO
                                                                                  Community Financial Group,Inc.

   Leon Moore                              255,512(3)           11.196%           President & CEO
                                                                                  ShoLodge, Inc.

   Perry W. Moskovitz                       26,921               1.180%           Senior Vice President
                                                                                  Sedgwick, Inc.

   C. Norris Nielsen                         2,849                .125%           Partner
                                                                                  MacNiel Advisors

   David M. Resha(4)                           300                .013%           Chief Operating Officer
                                                                                  Sirrom Capital Corporation

   G. Edgar Thornton                        31,810               1.393%           President
                                                                                  Thornton & Harwell Agency, Inc.

   All Directors and Executive             505,100(1)           22.132%
       Officers as a Group (13 persons)

(1) Includes the following shares subject to exercisable stock options: Ms. Cheatham, 500 shares; Mr. Cornett, 23,000 shares; Mr. Linebaugh, 45,200 shares; and all other executive officers, 600 shares. Also includes interests in shares held in Associates Stock Purchase Plan and the Retirement Savings Plan (401k).
(2) Includes 2,326 shares held by Mr. Fulton's wife directly with respect to which Mr. Fulton disclaims beneficial ownership.

(3) Includes 18,091 shares owned by ShoLodge, Inc. of which Mr. Moore is an officer and director and 8,617 shares held in the Leon Moore Family Trust.
(4)  Mr. Resha was elected as a Director effective February 10, 1998.


                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

The Board of Directors is herein nominating nine persons to be elected as Directors of the Company by shareholders at the Annual Meeting. If Proposal 2 is approved, the Directors will be appointed to the classes and serve for the terms specified below. If Proposal 2 is not approved, the Directors will serve until the 1999 Annual Meeting or until their successors are elected and qualified. All of the nominees are presently directors of the Company.

At the meeting each share of common stock shall have one (1) vote which may be cast by the owner of record or by his authorized representative. The candidates receiving the largest number of votes shall be elected.

In the election of directors, a shareholder may withhold authority for the proxy holder(s) to vote for all or any one of the nominees identified herein by so indicating on the enclosed proxy. Unless authority to vote for the nominees is so withheld, the proxy holders will vote the proxies received by them for the election of nominations identified herein. If any nominee identified herein should be unable or declines to serve, which is not now anticipated, the Board of Directors shall have the discretionary authority to name a substitute who shall be designated to fill the vacancy.

                             DIRECTORS AND NOMINEES

The following information regarding the nominees for election as Directors of the Company is provided below: class, name, age, and the principal occupation during the past five years.

Class I: Directors serving for a term expiring at the 1999 Annual Meeting:

L. Leon Moore

Mr. Moore, 57, is President, Chief Executive Officer and a Director of ShoLodge, Inc., a corporation engaged in the ownership, management and franchising of lodging facilities. Mr. Moore was elected a director of the Company in May, 1996 having served as a director of The Bank of Nashville since July 18, 1989.

C. Norris Nielsen

Mr. Nielsen, 59, is Partner of MacNiel Advisors which serves as the general partner of the Iroquois Fund and the Saint Andrews Fund, two privately held equity investment partnerships. Mr. Nielsen was elected a director of the Company in May, 1996 having served as a director of The Bank of Nashville since June 27, 1995.

G. Edgar Thornton

Mr. Thornton, 73, is President, Thornton & Harwell Agency, Inc., a general insurance agency specializing in property/casualty insurance and contract bonds. Mr. Thornton also serves as President, Smyrna Air Center. Mr. Thornton was elected a director of the Company in May, 1996 having served as a director of The Bank of Nashville since May 21, 1991.

Class II: Directors serving for a term expiring at the 2000 Annual Meeting:

Jo D. Federspiel

Ms. Federspiel, 63, is President of Deason International, Inc., a company which links U.S. companies with business expansion opportunities in the international market. Ms. Federspiel was elected a director of the Company in May, 1996 having served as a director of The Bank of Nashville since September 21, 1993.

Richard H. Fulton

Mr. Fulton, 71, is Chairman of Fulton, Moore, Fosbinder & Palk, formerly The Fulton Group, Inc., a consulting firm which enables the private and public sectors to form partnerships providing public service more efficiently and economically. Mr. Fulton was elected a director of the Company in May, 1996 having served as a director of The Bank of Nashville since July 18, 1989. He served as Chairman of the Board of The Bank of Nashville from 1989 through 1992 and Chairman Emeritus from 1992 through 1994.

Perry W. Moskovitz

Mr. Moskovitz, 63, is Senior Vice President of Sedgwick, Inc., an insurance brokerage firm. Prior to this affiliation, Mr. Moskovitz served as Vice President of Marsh & McLennan, Incorporated. He also serves as President of Perry W. Moskovitz Company, Incorporated, an investment and development company. Mr. Moskovitz was elected a director of the Company in May, 1996 having served as a director of The Bank of Nashville since July 18, 1989.


Class III: Directors serving for a term expiring at the 2001 Annual Meeting:

J. B. Baker

Mr. Baker, 50, is President and Chief Executive Officer of Volunteer Express, Inc. and co-owner of Five Star Express, Inc. Mr. Baker was elected a director of the Company in May, 1996 having served as a director of The Bank of Nashville since July 12, 1994.

Mack S. Linebaugh, Jr.

Mr. Linebaugh, 59, is Chairman, President and Chief Executive Officer of Community Financial Group, Inc. and The Bank of Nashville. Mr. Linebaugh was elected a director of the Company in May, 1996 having served as a director of The Bank of Nashville since September 8, 1992.

David M. Resha

Mr. Resha, 51, is Chief Operating Officer of Sirrom Capital Corporation, a speciality finance company which offers financing and management services to small, growing companies. Prior to joining Sirrom Capital Corporation in 1995, he served as Senior Vice President of First Union National Bank of Tennessee, Mr. Resha was elected a director effective February 10, 1998.

                        BOARD ATTENDANCE AND COMPENSATION

The Company was chartered in December, 1995 and became the holding company of The Bank of Nashville (the "Bank") on May 1, 1996. All members of the Company's Board of Directors are also members of the Board of Directors of the Bank. The Company's By-Laws provide for an Audit Committee and other committees as the Board of Directors may appoint from time to time. At the present time, the Company has no other committees. The Bank has four (4) standing committees: the Compensation Committee, the Finance Committee, the Marketing Committee and the Trust Committee. In 1997, the Company's Board of Directors met 11 times with 10 of those meetings being joint meetings with the Bank's Board of Directors. Additionally the Bank's Board of Directors met 8 times. All incumbent Directors attended at least 75% of the aggregate number of the meetings held by the Company's Board of Directors and by the Bank's Board of Directors and Committees during the period for which she/he served as a Director, except for Mr. Moore who had other business conflicts.

In 1997, the Directors of the Company were not compensated by the Company, but as Directors of the Bank, they were each paid an annual retainer of $2,400 as compensation for services on the Board. Directors were also paid for attendance at each meeting of the Board and Committees on which they serve. A meeting fee of $400 was paid for each meeting attended. The Chairman of each Committee received an additional $100 for each meeting chaired during the year. Members of the Company's Board who were also employees of the Company or the Bank did not receive any meeting or committee fees. In 1997, all fees due the Directors were paid in the form of shares of Common Stock of the Company. The number of shares was determined based upon the market value of the Common Stock and the Director's attendance at Board and Committee meetings.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and greater than 10% shareholders ("Reporting Persons") to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of such forms furnished to the Company and written representations from such Reporting Persons with respect to the period from January 1, 1997 through December 31, 1997, all filing requirements applicable to Reporting Persons have been met.

                      COMMITTEES OF THE BOARD OF DIRECTORS

The By-Laws of the Company provide for an Audit Committee consisting of at least three (3) members of the Board of Directors appointed by the Board, none of whom are active officers of the Company. The Committee is to meet once each year, or more often if required by the Chairman of the Board or the President and shall examine, or cause to be examined, such books, assets, and securities of the Company as it deems necessary or proper, or as it may be directed to examine. A record shall be kept of all such examinations, which shall be certified by the Committee serving, and presented to the Board of Directors at its next meeting. The Audit Committee shall state whether the Company is in a sound and solvent condition, whether adequate internal audit controls and procedures are being maintained, and shall recommend to the Board such changes as shall be deemed advisable. The Audit Committee, upon its own recommendation and with the approval of the Board of Directors, may employ a qualified firm of Certified Public Accountants to make the examination and audit of the Company. If such a procedure is followed, the one annual examination and the audit by such firm of accountants and the presentation of its report to the Board of Directors, shall be deemed sufficient to comply with the requirements of the Audit Committee. The current members of the Company's Audit Committee are:

Ms. Federspiel (Chairperson), Messrs. Moore, Moskovitz, Nielsen and Thornton. The Audit Committee of the Company met twice in 1997.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF THE AFOREMENTIONED NOMINEES AS DIRECTORS OF THE COMPANY. IT IS INTENDED THAT SHARES REPRESENTED BY PROXIES WILL, UNLESS CONTRARY INSTRUCTIONS ARE GIVEN, BE VOTED IN FAVOR OF THEIR ELECTION.

                               EXECUTIVE OFFICERS

The following information regarding each person who currently serves as an executive officer of the Company is listed below: name, age, current position with the Company, and principal occupations during the past five years. The executive officers serve at the discretion of the Board of Directors in their various capacities. Each of the executive officers also serves as an executive officer of The Bank of Nashville.

    Officer                 Age
    -------                 ---


Mack S. Linebaugh, Jr.      59

Chairman of the Board, President, Chief Executive Officer, and a Director of the Company and the Bank. Mr. Linebaugh joined the Bank on September 2, 1992,


Julian C. Cornett          53

Executive Vice President of the Company and the Bank. Mr. Cornett joined the Bank on October 13, 1992 and is responsible for all aspects of Credit Administration.


Anne J. Cheatham           56

Senior Vice President of the Company and the Bank. Ms. Cheatham joined the Bank on January 3, 1989 and is responsible for Bank Administration.


Joan B. Marshall           49

Corporate Secretary and Senior Vice President of the Company and the Bank. Ms. Marshall joined the Bank on January 17, 1989 and is responsible for maintaining the official records of the Company and shareholder relations.


T. Wayne Hood              36

Senior Vice President and General Counsel of the Company and the Bank. Mr. Hood joined the Bank as Vice President on March 29, 1993 and currently also serves as Senior Trust Officer and Compliance Officer. From 1989 to 1993, Mr. Hood served as Associate Counsel and Compliance Officer for Great Western Consumer Finance Group.

                           SUMMARY COMPENSATION TABLE
                           AS OF FISCAL YEAR END 1997

The following table sets forth, as to the Chief Executive Officer and the four most highly compensated Executive Officers (other than the CEO) of the Company and its subsidiary, The Bank of Nashville, whose total compensation exceeded $100,000, and certain information regarding cash compensation received from the Company or its subsidiary for services performed in all capacities during the last three fiscal years. The officers were not compensated by the Company. All compensation was paid by the Bank.


                                                                          Long Term Compensation
                                                                          ----------------------
                                  Annual Compensation                     Awards         Payouts
                                  -------------------                     -----------------------

                                                                 (2)
                                                                 Other  Restricted  Securities             (3)
   Name and                                                     Annual     Stock    Underlying           All Other
   Principal                                          (1)       Compen-    Awards     Options   LTIP      Compen-
   Position                   Year      Salary       Bonus      sation      ($)         (#)    Payouts    sation
   --------                   ----      ------       -----      ------      ---         ---    -------    ------

Mack S. Linebaugh, Jr.*      1997      $189,000      $9,450      $7,500      -0-        -0-      -0-      $11,479
Chairman, CEO
President/Director           1996      $189,000      $9,134      -0-         -0-        -0-      -0-      $ 6,000

                             1995      $183,100      $8,649      -0-         -0-        -0-      -0-      $ 5,736

Julian C. Cornett*           1997      $144,700      $7,235      $5,000      -0-        -0-      -0-      $ 7,830
Executive Vice
President                    1996      $144,700      $6,923      -0-         -0-        -0-      -0-      $ 5,841

                             1995      $139,525      $6,626      -0-         -0-        -0-      -0-      $ 4,986

Anne J. Cheatham             1997      $ 98,000      $4,900      $4,500      -0-        -0-      -0-      $ 7,466
Senior Vice President
                             1996      $ 98,000      $4,802      -0-         -0-        -0-      -0-      $ 6,078

                             1995      $ 95,734      $4,672      -0-         -0-        -0-      -0-      $ 5,918



*    The Bank of Nashville entered into initial employment agreements with Mack
     S. Linebaugh, Jr. effective September 2, 1992 and Julian C. Cornett effective October 13, 1992. Mr. Linebaugh's agreement is for a continuously renewing term of three years unless notice of termination is given by either party. Effective September 2, 1997, Mr. Linebaugh's agreement provides for compensation of $189,000 and other employee benefits as described herein. Upon its annual renewal on October 13, 1997, Mr. Cornett's agreement provides for compensation of $144,700 and other employee benefits as described herein.

(1) The amounts shown in this column reflect payment under an Incentive Performance Plan in which all employees of the Bank participate.

(2) Represents performance awards granted by the Compensation Committee of the Board of Directors.

(3) Represents (1) the Bank's annual accrued contribution to the Retirement Savings Plan (401k),see Plan description under Employee Benefit Plans, and
     (2) includes payment by the Bank of permanent life insurance premium during 1997.

                        OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth certain information with respect to grants of stock options made during 1997 to each of the Named Officers: the name of such officer; the number of options granted; the percent the grant represents of the total options granted to all employees during 1997; the per share exercise price of the options at grant date; and the expiration date.

                                    Number of Securities        % of Total Options      Exercise or
                                      Underlying Options     Granted to Employees       Base Price      Expiration
         Name                          Granted  in 1997              in 1997              ($/Sh)           Date
         ----                          ----------------              -------              -------          ----

  Mack S. Linebaugh, Jr.                       6,000                   26.09%           $ 11.625          4/29/07
  Julian C. Cornett                            5,000                   21.74%           $ 11.625          4/29/07
  Anne J. Cheatham                             2,500                   10.87%           $ 11.625          4/29/07


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

The following table sets forth certain information with respect to options exercised during 1997 and the value of unexercised options held by the named executive officers of the Company at December 31, 1997.



                                                          Number of Securities                      (1)
                                                          Underlying Unexercised           Value of Unexercised
                                                                  Options                  In the Money Options
                            # of Shares      $             December 31, 1997(#)            December 31, 1997($)
                            Acquired On    Value        ---------------------------     --------------------------
           Name              Exercise    Realized       Exercisable   Unexercisable     Exercisable  Unexercisable
           ----              --------    --------       -----------   -------------     -----------  -------------
    Options
    -------
    Mack S. Linebaugh, Jr.       -0-         -0-            45,200       10,800           $361,050     $ 45,450
    Julian C. Cornett            -0-         -0-            23,000        7,000           $183,125     $ 28,125
    Anne J. Cheatham             -0-         -0-               500        2,000           $  1,688     $  6,750

(1) Determined by calculating the difference in exercise price and market value of common stock at fiscal year end 1997.

             LONG TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

The Company made no awards during 1997 under any "Long Term Incentive Plans" as defined in securities regulation definitions.

               TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

Some of the Company's executive officers and directors and certain of their associates (immediate family members including spouses, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law) are customers of the Company's subsidiary bank. As customers of such bank, they have had transactions in the ordinary course of business with the bank, including borrowings. As of December 31, 1997, there was an aggregate of approximately $2,239,817 (9.42% of equity and 1.87% of net loans) in loans outstanding to such persons. This aggregate comprised loans to executive officers, directors and nominees in the amount of $1,830,099 and loans to related parties, immediate family members, corporations or other organizations that are associates of such persons in the amount of approximately $409,718. All such loans were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than a normal risk of collectability or present other unfavorable features at the time such loans were made.

                             EMPLOYEE BENEFIT PLANS

The Company's subsidiary, The Bank of Nashville, sponsors major medical and dental insurance plans, long and short-term disability plans, an accidental death and dismemberment plan, a workmen's compensation plan, a term-life insurance plan, and an employee supplemental parking program. The major medical and dental plans are administered under provisions of a premium conversion program as set forth in Section 125 of the Internal Revenue Code of 1986, as amended. The Company and the Bank also sponsor a Retirement Savings Plan [401(k)] and an Associates' Stock Purchase Plan.

RETIREMENT SAVINGS PLAN
The Bank of Nashville's Retirement Savings Plan (the "401(k) Plan") was adopted in 1990 and amended in 1993 to reward employees (associates) for their long and loyal service the Bank of providing them with retirement benefits. The 401(k) Plan was adopted effective April 30, 1996 by the Company, and participation in the 401(k) Plan is now available to all associates, including officers of the Company and the Bank beginning the first day of the month coinciding with or following the date of employment. As of December 31, 1997, 45 associates were eligible and 42 were participating. All eligible associates may contribute between 1% and 10% of their annual compensation; however, a participant's total contribution for a calendar year may not exceed a dollar limit which is determined by the Internal Revenue Service. For 1998, the limit is $10,000. All associates' deferrals are fully vested. Each associate is entitled to direct the investment of his or her contribution in one or more of five funds, one of which invests solely in the Company's common stock.

The Board of Directors of the Bank and the Company establish the levels of contribution each will make to the 401(k) Plan on behalf of their respective employees. During 1997, all 401(k) Plan participants were Bank employees and the Bank matched $1.00 for each $1.00 on the first 2% of the employee deferrals and $.50 for each $1.00 on deferrals for the next 4% with no matching on employee deferrals in excess of 6%. All of the Company's or Bank's contributions are made in the form of the Company's common stock and are held in a separate investment fund. Both the associate's and the Bank's (or Company's) contributions to the plan are tax deferred until distributed. Associates vest 100% in Bank (or Company) contributions after three years of service as defined in the 401(k) Plan.

STOCK PURCHASE PLAN
The Community Financial Group, Inc. Associates' Stock Purchase Plan (ASPP) was amended and restated effective May 1, 1996 to replace the ASPP previously maintained by The Bank of Nashville. The purpose of the ASPP is to encourage employees of the Company and its subsidiaries to identify with the success of the Company through stock ownership. Participation is non-discretionary and immediate for all full-time associates who work at least 20 hours per week and five (5) calendar months per year. As of December 31, 1997, there were 47 eligible and participating associates in the ASPP. The Board approved the sale of a maximum of 100,000 shares of the common stock of the Company through the ASPP. The ASPP allows common stock to be sold at a discount. Until September 30, 1996, the discount was 15%. Thereafter, the ASPP provides that the discount will be 16%, or such other percentage as may be established from time to time by the Board. However, the ASPP provides that the stock will not be sold for less than Par Value ($6.00 per share) and further provides for the decrease of the discount, if necessary to comply with this provision. All associates contribute to the ASPP a minimum of $5.00 to a maximum of 10% of their basic compensation per payroll period. All associates' accounts are 100% vested at all times. The Company pays all administrative costs associated with the ASPP.

1997 NONSTATUTORY STOCK OPTION PLAN
In 1997, the Board of Directors adopted the 1997 Nonstatutory Stock Option Plan which reserved 150,000 shares of the Company's Common Stock for use under the Plan (plus 10% of any additional shares of stock issued after the effective date of the Plan). Stock issued pursuant to the Plan may be either authorized but unissued shares or shares held in the treasury of the Corporation. Options are granted at an option price of no less than the Fair Market Value of the stock on the date of grant. Each grant of an option shall be evidenced by a stock option agreement specifying the number of shares, the exercise price, and a vesting schedule. During 1997, 23,000 options were granted under the Plan.



                                   PROPOSAL 2
               AMENDMENT TO CHARTER RELATING TO CLASSIFICATION OF
                   THE BOARD OF DIRECTORS AND RELATED MATTERS

The Board of Directors has voted unanimously to authorize amendments to the Company's Charter and to recommend such proposed amendments to the shareholders for adoption at the Annual Meeting. Specifically, the Board proposes to amend Sections 7 and 10 of the Company's Charter to provide that the Board of Directors be divided into three classes of Directors serving staggered three-year terms and to provide that a director may be removed only for cause. Currently, all of the Directors are elected annually to serve one-year terms. Proposal 2 also contains related provisions concerning the size of the Board of Directors, quorum requirements and the filling of Board vacancies. The text of the amendments are attached hereto as Exhibit A.

Proposal 2 provides for three classes of Directors, each consisting as nearly as possible of one-third of the Board and for one-third of the Board to be elected each year. However, members of all three classes would be elected initially at the 1998 Annual Meeting. If Proposal 2 is approved and the slate of nine (9) directors proposed for election at the 1998 Annual Meeting is elected, they would be elected in three separate classes as follows: three "Class I Directors" would be elected for a term expiring at the 1999 Annual Meeting; three "class II Directors" would be elected for a term expiring at the 2000 Annual Meeting; and three "Class III Directors" would be elected for a term expiring at the 2001 Annual meeting. At each Annual Meeting after the 1998 Annual Meeting, only Directors with the class whose term is expiring would be voted upon, and upon election each such Director would serve a three-year term.

Under Proposal 2, the Board of Directors would be empowered to determine from time to time the size of the Board of Directors, but in no event could they determine to have a Board consisting of fewer than three Directors. The total number of Directors and the number of Directors constituting each class of Directors (with each of the three classes being as nearly equal as possible) could be fixed or changed from time to time by the Board of Directors, subject to the three Director minimum. Currently, the Company's Charter provides that the number of Directors of the Company shall be fixed by the by-laws and the by-laws provide that the number of Directors shall be at least five but no more than 25 Directors.

Subject to Tennessee law, Proposal 2 expressly delegates to incumbent Directors sole power to fill vacancies whether occurring by an increase in the number of Directors or otherwise. A Director elected to fill a vacancy would hold office for the unexpired portion of the term of the Director who was being replaced. A Director elected to fill a newly created directorship would hold office until the next election for the class to which such Director was elected. If the size of the Board is increased, the additional Directors would be apportioned among the three classes of Directors to keep all such classes as nearly equal as possible.

Proposal 2, if approved would provide that a majority of Directors would constitute a quorum for the transaction of business. The Company's Charter presently does not provide for a quorum of Directors and the current By-laws provide that a majority of the number of Directors then serving constitute a quorum.

Proposal 2, if approved, would provide that Directors may be removed only for cause. The Company's Charter currently provides that a Director may be removed for cause by a vote of a majority of the entire Board of Directors, but does not prohibit removal by shareholders with or without cause. In order to ensure that the reasons for which the classification of the Board is sought is not abrogated by a majority of shareholders removing all of the Directors, the Board of Directors proposes to add to the Charter that Directors may be removed by the shareholders only for "cause".

The number of Directors to be elected at the Annual Meeting is nine, which is the number currently provided in the Company's By-laws for the size of the Board and the present number of Directors. The Board of Directors has no present plans, arrangements, commitments or understandings with respect to increasing or decreasing the size of the Board or any class of Directors.

If Proposal 2 is approved, the Company's Charter will be amended to replace the first paragraph of Section 7 and to replace Section 10. Contingent upon approval of the Proposal 2, the Board of Directors plans to adopt various conforming amendments to the Company's By-laws.


Reasons for and Effects on Proposal 2

The Board of Directors believes that the adoption of Proposal 2 is advantageous to the Company and its shareholders for a number of reasons.

Public companies are potentially subject to attempts by various individuals and entities to acquire significant minority positions in the company with the intent either of obtaining actual control of the company by electing their own slate of directors, or of achieving some other goal, such as repurchase of their shares by the company at a premium. Public companies are potentially subject to inadequate prices or coercive bids for control through majority share ownership. These prospective acquirers may be in a position to elect a company's entire board of Directors through a proxy contest or otherwise, even though they do not own a majority of the company's outstanding shares at the time. If Proposal 2 is approved, a majority of the Company's Directors could not be removed by such persons until two Annual Meetings of shareholders have occurred, unless such removal was for cause and the requisite vote was obtained. By providing this additional time to the Board of Directors and eliminating the possibility of rapid removal of the Board, the Directors of the company will have the necessary time to most effectively satisfy their responsibility to the Company's shareholders to evaluate any proposal and to assess and develop alternatives without the pressure created by the threat of imminent removal. In addition, Proposal 2, by providing that Directors will serve three-year terms rather than one-year terms, will enhance continuity and stability in the composition of the Company's Board of Directors and in the policies formulated by the Board, The Board believes that this, in turn, will permit it more effectively to represent the interests of all shareholders, including responding to demands or actions by any shareholder or group.

Proposal 2 may discourage potential purchasers because its provisions would operate to delay the purchaser's ability to obtain control of the Board of Directors, since it will generally take a purchaser two Annual Meetings of shareholders to elect a majority of the Board. In addition, Proposal 2 would similarly delay shareholders who do not approve of policies of the Board from replacing a majority of the Directors, unless they can show cause, obtain the requisite vote and then convince the remaining Directors to elect a more acceptable replacement. For the same reasons, the adoption of Proposal 2 may also deter certain mergers, tender offers or other takeover attempts which some or a majority of the Company's voting stock may deem to be in their best interests.

The Board has no knowledge of any present effort to gain control of the Company or to organize a proxy contest. In addition, there has been no problem in the past or at the present time with the Board's continuity or stability. However, the Board believes that adopting Proposal 2 is prudent, advantageous and in the best interests of shareholders because it will give the Board more time to fulfill its responsibilities to shareholders and, it will provide greater assurance of continuity and stability in the composition and policies of the Board of Directors. The board also believes such advantages outweigh any disadvantage relating to discouraging potential acquirers from attempting to obtain control of the Company.

The adoption of this proposal requires authorization by the holders of a majority of the Company's common stock present, either in person or by proxy, at the Annual Meeting. The proposed amendment to the Charter will also provide that the sections ofd the Charter being amended may not be repealed or further amended without the approval of holders of three-fourths of the outstanding voting stock of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL 2. IT IS INTENDED THAT SHARES REPRESENTED BY PROXIES WILL, UNLESS CONTRARY INSTRUCTIONS ARE GIVEN, BE VOTED IN FAVOR OF THEIR ELECTION.


                                  OTHER MATTERS

The Board of Directors, at the time of the preparation of this Proxy Statement, knows of no business to come before the meeting other than that referred to herein. If any other business should come before the meeting, the persons named in the enclosed Proxy will have discretionary authority to vote all proxies in accordance with the recommendations of the Board of Directors.

                            PROPOSALS OF SHAREHOLDERS

Shareholders intending to submit proposals for presentations at the 1999 Annual Meeting of Shareholders of the Company and inclusion of such in the Proxy Statement and form of proxy for such meeting should forward proposals to Joan B. Marshall, Corporate Secretary, Community Financial Group, Inc., L & C Tower, 2nd Floor, 401 Church Street, Nashville, TN 37219. The proposals must be in writing and must be received by the Company prior to November 15,1998. Proposals should be sent to the Company via Certified Mail - Return Receipt Requested.


                                    BY ORDER OF THE BOARD OF DIRECTORS
                                    Community Financial Group, Inc.
                                    Nashville, Tennessee

                                    /s/ JOAN B. MARSHALL
                                    --------------------------------
                                    Joan B. Marshall
                                    Corporate Secretary

March 27, 1998

                          Exhibit A to Proxy Statement

                      ARTICLES OF AMENDMENT TO THE CHARTER

                         COMMUNITY FINANCIAL GROUP, INC.

                             (Control Number     )

                  Pursuant to the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Charter:

                  1. Name of the Corporation: COMMUNITY FINANCIAL GROUP, INC.

                  2. The text of the amendment is as follows:

                  A. The first paragraph of section 7 of the Charter is hereto deleted in its entirety and replaced with the following:

                  The property, affairs and business of the Corporation shall be managed by a Board of Directors. The number of directors shall be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors; provided, however, that in no event shall the number of directors be less than three. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 1998 annual meeting of shareholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding annual meeting of shareholders beginning in 1999, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term.
                  If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. A majority of total directors shall constitute a quorum for the transaction of business. Except as otherwise required by law, any vacancy on the Board of Directors that results from an increase in the number of directors shall be filled only by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors shall be filled by a majority of the directors then in office, even if less that a quorum, of by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. A director need not be a shareholder in order to be elected to the Board of Directors but shall purchase and continue to own at least ten (10) shares of Common Stock within 90 days of election or appointment.

         The remaining portions of section 7 of the Charter shall remain in full force and effect and are not amended hereby.

                  B. Section 10 of the Charter is hereby deleted in its entirety and replaced with the following:

                  Directors of the Corporation may be removed only for cause by a vote of the holders of a majority of all of the shares of stock of the Corporation outstanding and entitled to vote for the election of directors, given at a duly called annual or special meeting of the shareholders, or by the vote of a majority of the entire Board of Directors. "Cause" shall include, but not be limited to, a director willfully or without reasonable cause being absent from any regular or special meeting for the purpose of obstructing or hindering the business of the Corporation.

     3.   The corporation is for profit.

     4.   The amendment was duly adopted on   , 1998 by the shareholders of the
 corporation.

                                                 COMMUNITY FINANCIAL GROUP, INC.

                                                 By:
                                                     ---------------------------
                                                 Its:
                                                     ---------------------------

                                                                      Appendix A

                                 REVOCABLE PROXY
                        COMMUNITY FINANCIAL GROUP, INC.

[X} PLEASE MARK VOTES
    AS IN THIS EXAMPLE

 This Proxy is Solicited on Behalf of the Board of Directors

The undersigned here appoints Jo D. Federspiel and C. Norris Nielsen the true and lawful attorneys in fact for the undersigned, with full power of substitution to vote as Proxies for the undersigned at the Annual Meeting of Shareholders of Community Financial Group, Inc. to be held on May 13, 1998, and at any and all adjournments thereof, the number of shares which the undersigned will be entitled to vote if then personally present, for the following purposes:

                                                       FOR ALL
                                       FOR    WITHHOLD  EXCEPT
# 1 ELECTION OF DIRECTORS              [ ]       [ ]      [ ]
Election of Class I Directors:       L. LEON MOORE
                                     C. NORRIS NIELSEN
                                     G. EDGAR THORNTON
Election of Class II Directors:      JO D. FEDERSPIEL
                                     RICHARD H. FULTON
                                     PERRY W. MOSKOVITZ
Election of Class III Directors:     J. B. BAKER
                                     MACK S. LINEBAUGH, Jr.
                                     DAVID M. RESHA

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

#2 CHARTER AMENDMENT to provide for the classification of the Board of Directors and related matters.


                        Approve    Disapprove   Abstain
                          [ ]         [ ]         [ ]

#3 Authority to transact such other business as may properly come before the meeting or any adjournment thereof.


                       Approve     Disapprove   Abstain
                          [ ]         [ ]         [ ]

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED PROPOSALS.

   THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


 Please be sure to sign and date       Date  ___________
   this Proxy in the box below.


--------------------------------------------------------------------------------
 Shareholder sign above               Co-holder (if any) sign above



   DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.

                        COMMUNITY FINANCIAL GROUP, INC.

Note: Please date Proxy and sign exactly as your name appears on this Proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign full corporate name by authorized officer.

                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY